Quarterly Stockholder Update by Murphy Oil Corporation
HOUSTON, Texas, January 28, 2026
Murphy Oil Corporation Stockholders,
This letter serves as a supplement to our earnings release for the fourth quarter of 2025. Please see the information regarding forward-looking statements and non-GAAP financial information1 included at the end of this letter. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude noncontrolling interest (NCI).2
2025 IN REVIEW
2025 was a pivotal year for Murphy, marked by momentum in our exploration program and strong execution in our core business. We delivered some of the best wells in Company history in onshore US and Canada, accompanied by robust execution across our offshore assets. We capped the year with exploration and appraisal success across two continents, drilling a successful appraisal well at our Hai Su Vang (Golden Sea Lion) asset in Vietnam, and announcing discoveries with our Cello #1 and Banjo #1 wells in the Gulf of America.
In 2025, we averaged production of 182 thousand barrels of oil equivalent per day (MBOEPD), up from 177 MBOEPD in 2024 and toward the higher end of our 2025 guidance range. We generated $1.2 billion of cash from continuing operations and approximately $300 million in free cash flow, of which $286 million was returned to shareholders through quarterly dividends and share buybacks. As a result of ongoing focus on cost management, we achieved lease operating expense per barrel of oil equivalent (LOE/BOE) of $10.89 in 2025, a 20 percent reduction compared to the prior year.
In our US onshore program, we set Company records for the longest laterals. We also captured meaningful capital efficiency gains, with our drilling cost per well decreasing by seven percent year over year. As we highlighted during the third quarter, our Karnes and Catarina wells were top performing wells for the Company and they continued this strong performance in the fourth quarter. Compared to analogous peers in the area, our Karnes and Catarina wells achieved the highest average peak production rates per 1,000 feet of completed lateral length.
In onshore Canada, we drilled the longest laterals in Company history at both Tupper Montney and Kaybob Duvernay and maintained the Tupper Montney West plant at full capacity for five consecutive months, marking our longest duration to date.
In the Gulf of America, we completed the 2025 planned workover program and maintained strong uptime at our key facilities. We purchased the Pioneer FPSO (Floating Production, Storage, and Offloading vessel), which extends the economic life of the field and enhances the economics of our high-impact Chinook #8 development well expected to come online later in 2026.
In Vietnam, we continued to execute our Lac Da Vang (Golden Camel) field development plan. The project has progressed on budget and on schedule, and we remain on track for first oil in the fourth quarter of 2026. Additionally, we started and ended the year on a high note in Vietnam, achieving exploration success at the Lac Da Hong (Pink Camel) and Hai Su Vang (Golden Sea Lion) fields in early 2025, and concluding with a successful appraisal well at Hai Su Vang which helps us further refine our resource estimate. Our Hai Su Vang discovery and subsequent appraisal success, along with our broader Vietnam portfolio, position us for material new growth over the coming decade.
The global energy market in 2025 was marked by volatility and structural shifts, with geopolitical tensions shaping oil price expectations and investment risk. Amid this uncertainty, Murphy remained focused on what we can control – operational excellence, disciplined capital allocation, and a solid balance sheet and liquidity. We accomplished this alongside the advancement of our exploration and development projects which will help us maximize long-term shareholder value.
FOURTH QUARTER 2025 SUMMARY
Following a robust third quarter, our assets maintained strong performance in the fourth quarter, with production averaging 181 MBOEPD, above our 180 MBOEPD guidance midpoint. Oil production averaged 87 thousand barrels of oil per day (MBOPD) in the fourth quarter, in line with our guidance. Fourth quarter production was lower than the 200 MBOEPD delivered in the third quarter due to the absence of new wells coming online during the quarter.
Realized oil prices were $59.21 per barrel in the fourth quarter, $6.97 per barrel lower than the third quarter driven by a softer global oil price environment. On the other hand, realized natural gas prices increased 56 percent or $0.84 per thousand cubic feet (MCF) to $2.34 per MCF in the fourth quarter, driven by weather and seasonal demand. Also in the fourth quarter, net income was $11.9 million, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)1 was $298.1 million, cash flow from operations was $249.6 million, and we generated adjusted free cash flow1 of $35.5 million.
During the fourth quarter, our operational activity was heavily focused on exploration and appraisal, as we spud Civette – our first Côte d’Ivoire exploration well – along with the Banjo #1 and Cello #1 wells in the Gulf of America, and the Hai Su Vang (Golden Sea Lion) appraisal well (HSV-2X) in Vietnam.
In December, we participated in the federal offshore lease sale in the Gulf of America and were named apparent high bidder for leases on fourteen blocks. These blocks, pending award by the Bureau of Ocean Energy Management (BOEM), will add depth and near-term actionable opportunities to our offshore portfolio.
CAPITAL EXPENDITURES
Capital expenditures (CAPEX) for the fourth quarter were $341 million, lower than our quarterly guidance of $392 million, primarily due to the timing of exploration and long-lead development activity. For full year 2025, CAPEX was $1,157 million, towards the lower end of our guidance range of $1,135 to $1,285 million. These CAPEX numbers include the Pioneer FPSO purchase in the first quarter, but exclude other acquisition-related costs of $29 million.
OPERATING COSTS
Operating expenses in the fourth quarter averaged $9.16 per BOE and were positively impacted by a one-time $15 million ($0.90 per BOE) insurance reimbursement associated with workover costs from earlier in the year. For the full year 2025, operating costs were $10.89 per BOE. Going forward, we expect our operating expenses to be in line with our previously communicated $10 to $12 per BOE range.
EXPLORATION AND APPRAISAL UPDATE
In early January 2026, we announced successful results from our Hai Su Vang-2X appraisal well in Vietnam. The well found 429 feet of net oil pay across two reservoirs and did not encounter an oil-water contact, indicating that the midpoint of our recoverable resource range is likely towards the higher end of the previously guided 170 to 430 MMBOE range. With this recent appraisal success, Wood Mackenzie estimates Hai Su Vang to be the largest oil find in Southeast Asia in the last two decades. We are excited about these strong results as they highlight the emergence of a material business in Vietnam which will further enhance our portfolio returns. We will provide an updated resource range upon completion of the appraisal campaign. The rig has moved to the HSV-3X appraisal well to be followed by the HSV-4X appraisal well, both of which are included in our $1.2 billion to $1.3 billion capital budget for 2026.
In the Gulf of America, we spud the Banjo #1 and Cello #1 exploration wells in the fourth quarter and announced both as discoveries in January 2026. These infrastructure-led wells will help maintain production levels and will be tied back to the Murphy-operated Delta House FPS (Floating Production System), supporting continued operational stability and cost efficiencies.
In Côte d’Ivoire, our Civette-1X well encountered non-commercial hydrocarbons and was expensed as a dry hole. The outcome was disappointing, although frontier exploration, by nature, involves high-risk outcomes. We will use the insights gained from Civette to deepen our understanding of the CI-502 block and assess remaining prospectivity. We remain optimistic about the potential of the next two wells, Caracal and Bubale, with each well testing independent plays.
In January 2026, Murphy signed a Petroleum Agreement securing an operated position in Morocco's Gharb Deep Offshore deepwater block which covers over 4 million acres, or the equivalent of more than 700 Gulf of America blocks. Murphy holds a 75 percent working interest in the block, with the remaining 25 percent held by Office National des Hydrocarbures et des Mines (ONHYM). We are excited about our entry into Morocco, which offers exposure to exploration in a frontier basin with attractive entry costs and competitive terms. This entry is consistent with our strategy of developing a diverse exploration portfolio that balances risk, material upside, and value.
FINANCIAL PERFORMANCE, SHAREHOLDER RETURNS AND BALANCE SHEET
As previously communicated, our Capital Allocation Plan allocates a minimum of 50 percent of adjusted free cash flow1 to share buybacks and potential dividend increases, with the remainder allocated to the balance sheet. During 2025, we distributed $186 million of dividends to shareholders and repurchased $100 million of stock, or 3.6 million shares. We have $550 million remaining in our board-authorized share repurchase program.
At year-end 2025, we were favorably positioned with a strong balance sheet reflecting total debt and net debt of $1.4 billion and $1.0 billion, respectively. We had $100 million drawn on our unsecured revolving credit facility at the end of the quarter, which is a $50 million decrease over the prior quarter.
In early January 2026, we proactively took steps to enhance our balance sheet flexibility and liquidity. We upsized and extended our senior unsecured revolving credit facility (RCF), increasing access to capital from $1.35 billion to $2.00 billion and extending maturity from 2029 to 2031. We also issued $500 million of 2034 notes at 6.500 percent coupon, using the proceeds to retire near-term maturities and pay off our RCF balance. These actions increase liquidity and extend our maturity profile, providing greater optionality for managing our offshore business and funding long-cycle value-creating investments.
2026 OUTLOOK
As we look ahead to 2026, Murphy is strategically positioned to navigate anticipated market volatility. Our 2026 capital plan balances shareholder returns, a strong financial position, and capital investments to deliver long-term value. The projected 2026 CAPEX range of $1.2 billion to $1.3 billion is consistent with our spending in 2025. At a high level, we will allocate approximately 75 percent of our capital spend in 2026 to development, with the remainder directed towards exploration drilling, appraisal drilling, seismic data acquisitions, and corporate CAPEX. Notable year-over-year changes in development spending include a 25 percent reduction in capital expenditures in our Eagle Ford asset, driven by improved efficiency that allows us to maintain production at 2025 levels. Additionally, we are increasing investment in our

Gulf of America assets, primarily associated with the high-impact Chinook #8 well scheduled to begin production in the the second half of 2026.
We anticipate total production to decrease from 182 MBOEPD in 2025 to 171 MBOEPD in 2026, primarily due to lower net natural gas volumes at Tupper Montney. The reduction in Tupper Montney natural gas volumes reflects the timing of new wells and higher royalty rates driven by anticipated AECO price strength. Notably, while higher AECO prices adversely impact production through higher royalties, they boost our revenue realization as our Tupper asset is expected to generate over 35 percent in additional cash flow in 2026 compared to 2025. Furthermore, we plan to reach gas processing plant capacity with eight new wells versus ten new wells in the prior year. Overall, we expect to exit 2026 strong, supported by Chinook #8 and our Lac Da Vang (Golden Camel) asset coming online in the second half of the year.
On the exploration and appraisal front, we look forward to completing our high impact exploration and appraisal drilling campaigns in the first half of 2026. At Hai Su Vang (Golden Sea Lion), we will drill two additional appraisal wells in 2026 which will help us narrow the recoverable resource range and inform our approach to developing the field. Recent appraisal results have reinforced our expectation that our Vietnam business will produce 30 to 50 net MBOEPD in the early 2030's. In Côte d'Ivoire, we will continue our three-well exploration program with Caracal followed by Bubale, with each well testing an independent play.
While we have the capability to flex our capital and production plan if market conditions warrant, Murphy's strategy prioritizes long-term value creation over short-term metrics. We proactively strengthened our balance sheet and enhanced liquidity to position ourselves to invest confidently through temporary dips in the market. With that said, we will continue to prioritize balance sheet strength and capital discipline if faced with prolonged market weakness.

CLOSING
As we navigate the evolving energy landscape, our commitment to operational excellence, responsible stewardship, and long-term value creation remains unwavering. With US shale production forecasted to plateau in the early 2030s, we believe Murphy, with its diverse portfolio, is uniquely positioned to deliver long-term value for shareholders. Through market cycles, our focus remains clear: strong execution, organic growth, and sustainable returns.
Thank you for your continued trust as a valued Murphy Oil Corporation stockholder.
Eric M. Hambly
President and Chief Executive Officer

CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 29, 2026
Murphy will host a conference call to discuss fourth quarter 2025 financial and operating results on Thursday, January 29, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 30479. For additional information, please refer to the Fourth Quarter 2025 Earnings Presentation available under the News and Events section of the Investor Relations website.
FORWARD-LOOKING STATEMENTS
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance) matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this letter. Each forward-looking statement contained in this letter speaks only as of the date of this letter. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
1 This letter contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see Exhibit 99.1 on Form 8-K filed on January 28, 2026, for reconciliations of the differences between the non-GAAP financial measures used in this letter and the most directly comparable GAAP financial measures.
2 In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363
Dimitra Vlachou, 713-502-7054

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